Exhibit 23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 114 to Registration Statement No. 33-19229 on Form N-1A of our reports dated October 26, 2012, relating to the financial statements and financial highlights of the SSgA Funds including SSgA Money Market Fund, SSgA U.S. Government Money Market Fund, SSgA Bond Market Fund, SSgA Prime Money Market Fund, SSgA U.S. Treasury Money Market Fund, SSgA Intermediate Fund, SSgA High Yield Bond Fund, SSgA Enhanced Small Cap Fund, SSgA Dynamic Small Cap Fund, SSgA IAM Shares Fund, SSgA Tuckerman Active REIT Fund, SSgA S&P 500 Index Fund, SSgA Emerging Markets Fund, SSgA International Stock Selection Fund, appearing in the Annual Reports on Form N-CSR of the SSgA Funds for the year ended August 31, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 14, 2012